                                                                 Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use of our report on the financial statements of Hopkinsville Federal Savings Bank in the Form AC Application for Approval of Conversion filed by HopFed Bancorp, Inc. with the Office of Thrift Supervision and in the Registration Statement on Form S-1 filed by HopFed Bancorp, Inc. with the Securities and Exchange Commission and to the reference to our firm under the heading "Experts" in the Prospectus constituting part of such Form AC and Form S-1.



                                   York Neel & Co.-Hopkinsville, LLP
June 25, 1997